UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant     ☐
Filed by a Party other than the Registrant     ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

ANIMAS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party::

4)	Date Filed:

The following text was placed on the “Other Announcements” section of Animas Corporation’s Investor Relations website on January 9, 2006.

FAQ Regarding Johnson & Johnson Transaction

Q.	Please comment on the timing of the Johnson & Johnson transaction.

A.

	ESTIMATED DATE	STATUS

Hart-Scott-Rodino Filing	4Q’05	Filed

Competition Law filings: (Germany, Italy, Austria)	4Q’05	Filed

Preliminary Proxy Statement	1Q’06	Filed

Definitive Proxy Statement Mailed to Shareholders	1Q’06

Date of Shareholder Meeting	1Q’06

Completion of Merger and Closing	1Q’06

This material is not a substitute for the proxy statement Animas Corporation will file with the Securities and Exchange Commission (SEC). You are urged to read the proxy statement when it becomes available, because it will contain important information. The proxy statement and other documents, which will be filed by Animas with the Securities and Exchange Commission, will be available free of charge at the SEC’s website, www.sec.gov, or by visiting Animas’s website at www.animascorp.com.

Animas and certain of its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from Animas’s stockholders in connection with the proposed transaction. You may obtain a detailed list of names, affiliations and interests of Animas participants in the solicitation of proxies of Animas’s stockholders by reading the proxy statement when it becomes available.